Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jon Kasle	Marc Kaplan
781-522-5110	781-522-5141

Raytheon Reports Strong Third Quarter 2009 Results; Increases Full-Year Guidance

Highlights

•	Net sales of $6.2 billion, up 6 percent

•	Income from continuing operations of $499 million, up 14 percent

•	Earnings per share (EPS) from continuing operations of $1.25, up 24 percent

•	Strong operating cash flow from continuing operations of $749 million

•	Increased full-year 2009 guidance for EPS and return on invested capital (ROIC)

WALTHAM, Mass., (October 22, 2009) – Raytheon Company (NYSE: RTN) reported third quarter 2009 income from continuing operations of $499 million, up 14 percent compared to $437 million in the third quarter 2008. EPS from continuing operations for the third quarter 2009 was $1.25, up 24 percent compared to $1.01 in the third quarter 2008.

“Our continued solid performance and outlook for future growth demonstrate the strength of our Company,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our technology and innovative solutions are well aligned with our U.S. and international customers’ evolving priorities.”

Net sales for the third quarter 2009 were $6.2 billion, up 6 percent from $5.9 billion in the third quarter 2008.

Operating cash flow from continuing operations in the third quarter 2009 was $749 million compared to $758 million in the third quarter 2008. In the third quarter 2009 the Company made $547 million in cash contributions to its pension plans compared to $137 million in the third quarter 2008. This substantially completed the Company’s planned cash contributions to its pension plans of approximately $1.1 billion in 2009, consistent with the total cash contributions made in full-year 2008. The higher cash contributions in the third quarter 2009 were largely offset by a $397 million improvement in working capital.

In the third quarter 2009 the Company repurchased 6.4 million shares of common stock for $300 million, as part of the Company’s previously announced share repurchase program. Year-to-date 2009, the Company repurchased 19.8 million shares of common stock for $900 million.

The Company ended the third quarter 2009 in a net cash position of $149 million ($2.4 billion in cash and cash equivalents less total debt of $2.3 billion).

Summary Financial Results	3rd Quarter		% Change	Nine Months		% Change
($ in millions, except per share data)	2009	2008		2009	2008

Net sales	$6,205	$5,864	6%	$18,214	$17,088	7%
Total operating expenses	5,440	5,174		15,972	15,121

Operating income	765	690	11%	2,242	1,967	14%
Non-operating expenses, net	18	31		66	62

Income from cont. ops. before taxes	$747	$659	13%	$2,176	$1,905	14%

Income from continuing operations	$499	$437	14%	$1,460	$1,270	15%

Income from continuing operations attributable to Raytheon Company	$491	$427	15%	$1,432	$1,253	14%

Net income attributable to Raytheon Company	$490	$427	15%	$1,431	$1,251	14%

Diluted EPS from cont. ops.	$1.25	$1.01	24%	$3.60	$2.92	23%

Operating cash flow from cont. ops.	$749	$758		$1,672	$1,592

FAS/CAS pension adj. Inc./(Exp.)	$(1)	$(26)		$21	$(93)

Workdays in fiscal reporting calendar	63	63		188	190

Bookings and Backlog

Bookings	3rd Quarter		Nine Months
($ in millions)	2009	2008	2009	2008

Total Bookings	$5,137	$5,766	$17,993	$18,290

Backlog	Period Ending
($ in millions)	09/27/09	12/31/08	09/28/08

Backlog*	$36,212	$38,884	$36,985
Funded Backlog	$23,751	$21,986	$21,145

*       Due to a change in Missile Defense Agency priorities, on June 10, 2009 the Kinetic Energy Interceptor (KEI) program was terminated for convenience, resulting in a $2.4 billion reduction of the Company’s backlog at the end of the second quarter 2009.

The Company reported total bookings for the third quarter 2009 of $5.1 billion compared to $5.8 billion in the third quarter 2008. The Company ended the third quarter 2009 with a backlog of $36.2 billion compared to $38.9 billion at the end of 2008 and $37.0 billion at the end of the third quarter 2008.

Outlook

2009 Financial Outlook	Current	Prior (7/23/09)

Net Sales ($B)	24.7 - 25.0*	24.5 - 25.0
FAS/CAS Pension Income ($M)	29*	47
Interest Inc./(Exp.), net ($M)	(105) - (115)	(105) - (115)
Diluted Shares (M)	397 - 400*	398 - 401
Effective Tax Rate	~33%	~33%
EPS from Continuing Operations	$4.70 - $4.80*	$4.60 - $4.75
FAS/CAS Adjusted EPS(1)	$4.65 - $4.75*	$4.52 - $4.67
Operating Cash Flow from Cont. Ops. ($B)	2.2 - 2.4	2.2 - 2.4
ROIC (%)(1)	11.5 - 11.8*	11.2 - 11.7

*       Denotes change from prior guidance.

(1)        FAS/CAS Adjusted EPS is defined as EPS from continuing operations excluding the earnings per share impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS and ROIC are non-GAAP financial measures. See attachment F for a reconciliation of FAS/CAS Adjusted EPS to EPS from continuing operations and attachment G for a calculation of ROIC and discussions of why the Company is presenting this information.

The Company has increased full-year 2009 guidance for earnings per share from continuing operations and return on invested capital (ROIC), narrowed the range for net sales, and updated FAS/CAS pension income.

2009 Financial Outlook Comparison
	2008A	2009E	Change
Net Sales ($B)	23.2	24.7 - 25.0	6% - 8%
EPS from Continuing Operations	$4.04(1)	$4.70 - $4.80	16% - 19%
FAS/CAS Adjusted EPS(2)	$4.23(1)	$4.65 - $4.75	10% - 12%
Operating Cash Flow from Cont. Ops. ($B)	2.0	2.2 - 2.4	10% - 20%
ROIC (%)(2)	10.9(1)	11.5 - 11.8	60 - 90 bps.

(1)        2008 EPS from Continuing Operations and ROIC have been adjusted to exclude the $45 million ($69 million pretax) or $0.11 per diluted share unfavorable adjustment due to the impact of pension investment returns on existing contracts (CAS pension adjustment).

(2)        FAS/CAS Adjusted EPS is defined as EPS from continuing operations excluding the earnings per share impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS and ROIC are non-GAAP financial measures. See attachment F for a reconciliation of FAS/CAS Adjusted EPS to EPS from continuing operations and attachment G for a calculation of ROIC and discussions of why the Company is presenting this information.

The Company expects full-year 2009 sales growth of 6 percent to 8 percent and full-year 2009 FAS/CAS Adjusted EPS growth of 10 percent to 12 percent compared, to full-year 2008.

The Company has also provided its initial financial guidance for 2010.

2010 Initial Financial Outlook
	2009E	2010E

Net Sales ($B)	24.7 - 25.0	25.9 - 26.4
FAS/CAS Pension Inc./(Exp.) ($M)	29	(228)
Interest Inc./(Exp.), net ($M)	(105) - (115)	(90) - (105)
Diluted Shares (M)	397 - 400	377 - 382
Effective Tax Rate	~33%	~31.5%
EPS from Continuing Operations	$4.70 - $4.80	$4.75 - $4.90
FAS/CAS Adjusted EPS(1)	$4.65 - $4.75	$5.16 - $5.31
Operating Cash Flow from Cont. Ops. ($B)	2.2 - 2.4	2.0 - 2.2

(1)      FAS/CAS Adjusted EPS is defined as EPS from continuing operations excluding the earnings per share impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of FAS/CAS Adjusted EPS to EPS from continuing operations and a discussion of why the Company is presenting this information.

Based on the mid-point of its financial outlook for 2009, the Company expects full-year 2010 sales growth of 4 percent to 6 percent and full-year 2010 FAS/CAS Adjusted EPS growth of 10 percent to 13 percent. Charts containing additional information on the Company’s 2009 and 2010 financial guidance are available on the Company’s website at www.raytheon.com. Additional information regarding the Company’s 2010 guidance will be provided on the fourth quarter earnings conference call scheduled for January 28, 2010.

Segment Results

Integrated Defense Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2009	2008		2009	2008

Net Sales	$1,387	$1,276	9%	$3,984	$3,725	7%
Operating Income	$217	$206	5%	$610	$626	-3%
Operating Margin	15.6%	16.1%		15.3%	16.8%

Integrated Defense Systems (IDS) had third quarter 2009 net sales of $1,387 million, up 9 percent compared to $1,276 million in the third quarter 2008, primarily due to growth on international Patriot programs. IDS recorded $217 million of operating income compared to $206 million in the third quarter 2008.

During the quarter, IDS booked a $75 million option related to two Volume Search Radars (VSR) for the U.S. Navy, one for the Zumwalt-class destroyer program and one for the CVN 78 aircraft carrier, bringing the year-to-date bookings on the program to $217 million. IDS also booked $81 million for the production of Airborne Low Frequency Sonar systems for the U.S. Navy.

Intelligence and Information Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2009	2008		2009	2008

Net Sales	$805	$801	—	$2,401	$2,322	3%
Operating Income	$68	$67	1%	$195	$186	5%
Operating Margin	8.4%	8.4%		8.1%	8.0%

Intelligence and Information Systems (IIS) had third quarter 2009 net sales of $805 million compared to $801 million in the third quarter 2008. IIS recorded $68 million of operating income compared to $67 million in the third quarter 2008.

During the quarter, IIS booked $267 million on a number of classified contracts and shortly after the quarter close IIS booked $151 million on a U.S. Air Force contract to provide operation and maintenance support.

Missile Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2009	2008		2009	2008

Net Sales	$1,396	$1,360	3%	$4,148	$4,042	3%
Operating Income	$145	$145	—	$450	$442	2%
Operating Margin	10.4%	10.7%		10.8%	10.9%

Missile Systems (MS) had third quarter 2009 net sales of $1,396 million compared to $1,360 million in the third quarter 2008. MS recorded $145 million of operating income in both the third quarter 2009 and the third quarter 2008.

During the quarter, MS booked $357 million for the production of Tube Launched, Optically Tracked, Wireless (TOW) missiles for the U.S. Army and the U.S. Marine Corps. MS also booked $140 million for the production of Evolved Sea Sparrow Missiles (ESSM) for the U.S. Navy and international customers.

Network Centric Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2009	2008		2009	2008

Net Sales	$1,212	$1,145	6%	$3,563	$3,385	5%
Operating Income	$172	$152	13%	$505	$427	18%
Operating Margin	14.2%	13.3%		14.2%	12.6%

Network Centric Systems (NCS) had third quarter 2009 net sales of $1,212 million, up 6 percent compared to $1,145 million in the third quarter 2008, primarily due to higher volume on certain U.S. Army programs. NCS recorded $172 million of operating income compared to $152 million in the third quarter 2008. The increase in operating income was primarily due to improved program performance.

During the quarter, NCS booked $51 million on the Long-Range Advance Scout Surveillance System (LRAS3) program and shortly after the quarter close NCS booked an additional $127 million for a toll system replacement program.

Space and Airborne Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2009	2008		2009	2008

Net Sales	$1,134	$1,065	6%	$3,316	$3,114	6%
Operating Income	$159	$144	10%	$473	$402	18%
Operating Margin	14.0%	13.5%		14.3%	12.9%

Space and Airborne Systems (SAS) had third quarter 2009 net sales of $1,134 million, up 6 percent compared to $1,065 million in the third quarter 2008, primarily due to growth on classified business. SAS recorded $159 million of operating income compared to $144 million in the third quarter 2008. The increase in operating income was primarily due to higher international volume.

During the quarter, SAS booked $201 million on a number of classified contracts.

Technical Services

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2009	2008		2009	2008

Net Sales	$797	$689	16%	$2,273	$1,857	22%
Operating Income	$60	$45	33%	$157	$125	26%
Operating Margin	7.5%	6.5%		6.9%	6.7%

Technical Services (TS) had third quarter 2009 net sales of $797 million, up 16 percent compared to $689 million in the third quarter 2008, due to strong growth in training programs, primarily Warfighter Field Operations Customer Support (FOCUS) and Air Traffic Control Optimum Training Solution (ATCOTS). TS recorded $60 million of operating income compared to $45 million in the third quarter 2008. The increase in operating income was primarily due to higher volume, timing of an award fee and a contract scope modification.

During the quarter, TS booked $511 million for work on the Warfighter FOCUS contract for the U.S. Army.

Raytheon Company (NYSE: RTN), with 2008 sales of $23.2 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 87 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 73,000 people worldwide.

Conference Call on the Third Quarter 2009 Financial Results

Raytheon’s financial results conference call will be held on Thursday, October 22, 2009 at 9:00 a.m. EDT. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 543-6405 in the U.S. or (617) 213-8897 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2009 and 2010 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Third Quarter 2009

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	27-Sep-09	28-Sep-08	27-Sep-09	28-Sep-08

Net sales	$6,205	$5,864	$18,214	$17,088

Operating expenses
Cost of sales	4,894	4,664	14,430	13,586
Administrative and selling expenses	401	380	1,135	1,156
Research and development expenses	145	130	407	379

Total operating expenses	5,440	5,174	15,972	15,121

Operating income	765	690	2,242	1,967

Interest expense	32	29	95	97
Interest income	(4)	(16)	(11)	(56)
Other (income) expense, net	(10)	18	(18)	21

Non-operating expense, net	18	31	66	62

Income from continuing operations before taxes	747	659	2,176	1,905

Federal and foreign income taxes	248	222	716	635

Income from continuing operations	499	437	1,460	1,270

(Loss) income from discontinued operations, net of tax	(1)	—	(1)	(2)

Net income	498	437	1,459	1,268

Less: Net income attributable to noncontrolling interests	8	10	28	17

Net income attributable to Raytheon Company	$490	$427	$1,431	$1,251

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.27	$1.03	$3.64	$2.99
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	1.26	1.03	3.64	2.98

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.25	$1.01	$3.60	$2.92
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	1.25	1.00	3.59	2.91

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$491	$427	$1,432	$1,253
(Loss) income from discontinued operations	(1)	—	(1)	(2)

Net income	$490	$427	$1,431	$1,251

Average shares outstanding
Basic	388.1	415.6	393.2	419.6
Diluted	393.4	424.9	398.2	429.8

Attachment B

Raytheon Company

Preliminary Segment Information

Third Quarter 2009

(In millions, except percentages)	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
	27-Sep-09	28-Sep-08	27-Sep-09	28-Sep-08	27-Sep-09	28-Sep-08

Integrated Defense Systems	$1,387	$1,276	$217	$206	15.6%	16.1%
Intelligence and Information Systems	805	801	68	67	8.4%	8.4%
Missile Systems	1,396	1,360	145	145	10.4%	10.7%
Network Centric Systems	1,212	1,145	172	152	14.2%	13.3%
Space and Airborne Systems	1,134	1,065	159	144	14.0%	13.5%
Technical Services	797	689	60	45	7.5%	6.5%
FAS/CAS Pension Adjustment	—	—	(1)	(26)
Corporate and Eliminations	(526)	(472)	(55)	(43)

Total	$6,205	$5,864	$765	$690	12.3%	11.8%

(In millions, except percentages)	Net Sales Nine Months Ended		Operating Income Nine Months Ended		Operating Income As a Percent of Sales Nine Months Ended
	27-Sep-09	28-Sep-08	27-Sep-09	28-Sep-08	27-Sep-09	28-Sep-08

Integrated Defense Systems	$3,984	$3,725	$610	$626	15.3%	16.8%
Intelligence and Information Systems	2,401	2,322	195	186	8.1%	8.0%
Missile Systems	4,148	4,042	450	442	10.8%	10.9%
Network Centric Systems	3,563	3,385	505	427	14.2%	12.6%
Space and Airborne Systems	3,316	3,114	473	402	14.3%	12.9%
Technical Services	2,273	1,857	157	125	6.9%	6.7%
FAS/CAS Pension Adjustment	—	—	21	(93)
Corporate and Eliminations	(1,471)	(1,357)	(169)	(148)

Total	$18,214	$17,088	$2,242	$1,967	12.3%	11.5%

Attachment C

Raytheon Company

Other Preliminary Information

Third Quarter 2009

(In millions)	Funded Backlog		Total Backlog
	27-Sep-09	31-Dec-08	27-Sep-09	31-Dec-08

Integrated Defense Systems	$5,523	$4,802	$9,823	$9,883
Intelligence and Information Systems	1,692	1,890	4,349	5,137
Missile Systems*	6,281	6,082	7,688	9,937
Network Centric Systems	4,068	4,593	5,123	5,733
Space and Airborne Systems	3,718	2,731	6,078	5,442
Technical Services	2,469	1,888	3,151	2,752

Total	$23,751	$21,986	$36,212	$38,884

	Bookings Three Months Ended
	27-Sep-09	28-Sep-08

Total Bookings	$5,137	$5,766

*	In the second quarter of 2009, Kinetic Energy Interceptor (KEI), a developmental program with the Missile Defense Agency (MDA), was terminated for convenience, which resulted in a backlog adjustment of approximately $2.4 billion at Missile Systems. The program was cancelled by the MDA due to a change in missile defense priorities. We expect that the change in focus to “early intercept” will lead to additional opportunities for a number of our products and technologies, including Standard Missile-3. Total backlog for Missile Systems and the total Company at December 31, 2008 above are presented unadjusted. For comparability, total backlog for Missile Systems and the total Company without KEI would have been $7,572 million and $36,519 million, respectively, at December 31, 2008.

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Third Quarter 2009

(In millions)
	27-Sep-09	31-Dec-08
Assets
Cash and cash equivalents	$2,442	$2,259
Accounts receivable, net	105	105
Contracts in process	4,207	3,793
Inventories	317	325
Current tax asset	—	441
Deferred taxes	382	395
Prepaid expenses and other current assets	96	99

Total current assets	7,549	7,417

Property, plant and equipment, net	1,945	2,024
Deferred taxes	445	735
Prepaid retiree benefits	66	56
Goodwill	11,668	11,662
Other assets, net	1,207	1,240

Total assets	$22,880	$23,134

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,002	$1,970
Accounts payable	1,266	1,201
Accrued employee compensation	914	913
Other accrued expenses	988	1,065

Total current liabilities	5,170	5,149

Accrued retiree benefits and other long-term liabilities	5,778	6,488
Long-term debt	2,293	2,309

Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	10,929	10,873
Accumulated other comprehensive loss	(4,967)	(5,182)
Treasury stock, at cost	(5,145)	(4,254)
Retained earnings	8,714	7,646

Total Raytheon Company stockholders’ equity	9,535	9,087
Noncontrolling interest in subsidiaries	104	101

Total equity	9,639	9,188

Total liabilities and equity	$22,880	$23,134

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Third Quarter 2009

(In millions)	Three Months Ended		Nine Months Ended
	27-Sep-09	28-Sep-08	27-Sep-09	28-Sep-08

Net income	$498	$437	$1,459	$1,268
Loss (income) from discontinued operations, net of tax	1	—	1	2

Income from continuing operations	499	437	1,460	1,270

Depreciation	76	75	220	217
Amortization	25	24	75	71
Working capital (excluding pension and taxes)*	400	3	(225)	(382)
Discontinued operations	(7)	(5)	(16)	(21)
Net activity in financing receivables	13	21	28	46
Other	(264)	198	114	370

Net operating cash flow	742	753	1,656	1,571

Capital spending	(57)	(68)	(138)	(167)
Internal use software spending	(15)	(28)	(49)	(58)
Acquisitions	—	(20)	—	(54)
Investment activity and divestiture	—	—	—	9
Dividends	(121)	(117)	(355)	(344)
Repurchases of common stock	(300)	(340)	(900)	(1,020)
Other	(6)	27	(31)	169

Total cash flow	$243	$207	$183	$106

*	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Forecasted Non-GAAP Financial Measure - FAS/CAS Adjusted EPS

Third Quarter 2009

Forecasted FAS/CAS Adjusted EPS Non-GAAP Reconciliation - 2009

	2009 Current Guidance
	Low end of range	High end of range
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders	$4.70	$4.80
Less: Per share impact of the FAS/CAS Pension Adjustment *	0.05	0.05

FAS/CAS Adjusted EPS **	$4.65	$4.75

* FAS/CAS Pension Adjustment	$29	$29
Tax effect (at effective rate)	(10)	(10)

After-tax FAS/CAS Pension Adjustment	19	19
Diluted Shares	400	397

Per share impact of the FAS/CAS Pension Adjustment	$0.05	$0.05

**     These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP. FAS/CAS Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the earnings per share impact of the FAS/CAS Pension Adjustment. Management uses FAS/CAS Adjusted EPS for the purposes of evaluating and forecasting the Company’s financial performance.

Forecasted FAS/CAS Adjusted EPS Non-GAAP Reconciliation - 2010

	2010 Initial Guidance
	Low end of range	High end of range
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders	$4.75	$4.90
Less: Per share impact of the FAS/CAS Pension Adjustment *	(0.41)	(0.41)

FAS/CAS Adjusted EPS **	$5.16	$5.31

* FAS/CAS Pension Adjustment	$(228)	$(228)
Tax effect (at effective rate)	72	72

After-tax FAS/CAS Pension Adjustment	(156)	(156)
Diluted Shares	382	377

Per share impact of the FAS/CAS Pension Adjustment	$(0.41)	$(0.41)

**     These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP. FAS/CAS Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the earnings per share impact of the FAS/CAS Pension Adjustment. Management uses FAS/CAS Adjusted EPS for the purposes of evaluating and forecasting the Company’s financial performance.

Attachment G

Raytheon Company

2008 Adjusted and 2009 Preliminary Return on Invested Capital Non-GAAP Financial Measure

Third Quarter 2009

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of the new accounting standard for employers’ accounting for defined benefit pension and other postretirement plans. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

(In millions, except percentages)		2009 Current Guidance
	Adjusted ROIC 2008 *	Low end of range	High end of range
Income from continuing operations	$1,743	Combined	Combined
Net interest expense, after-tax **	44
Lease expense, after-tax **	68

Return	$1,855	$2,030	$2,070

Net debt ***	$(169)	Combined	Combined
Equity less investment in discontinued operations	10,920
Lease expense x 8, plus financial guarantees	2,728
Minimum pension liability	3,550

Invested capital from continuing operations ****	$17,029	$17,700	$17,500

ROIC	10.9%	11.5%	11.8%

*	2008 Adjusted ROIC is ROIC excluding the $45 million ($69 million pretax) or $0.11 per diluted share unfavorable adjustment due to the impact of pension investment returns on existing contracts. 2008 Adjusted ROIC is a non-GAAP financial measure. The Company uses 2008 Adjusted ROIC to facilitate management’s internal comparisons to the Company’s historical ROIC results, and to provide greater transparency to investors of supplemental information used by management in its financial and operational decision making, including to evaluate the Company’s operating performance.
**	Effective tax rates: 2008 Adjusted - Approximately 33%
2009	- Approximately 33% (2009 guidance)
***	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average
****	Calculated using a 2 point average